EXCLUSIVE EQUITY INTEREST PURCHASE AGREEMENT

This Exclusive Equity Interest Purchase Agreement (the “Agreement”) is entered into by and among the following parties effective as of November 14, 2007.

Party A:
Sino-Global Shipping America, Ltd., a limited liability company duly established and validly existing under the laws of the Commonwealth of Virginia, with its registered address at 36-09 Main Street, Suite 9C-2, Flushing, New York, 11354, USA.

Party B-1:	CAO Lei, a citizen of the People’s Republic of China (the “PRC”).
ID No. 110101196402032035
Address: Room 5-A-602, Fangchengyuanyiqu, Fengtai District, Beijing.

Party B-2:	ZHANG Mingwei, a citizen of the PRC.
ID No. 120106195311010016
Address: Room 21-304,707 Suo, the Third Avenue, Dingzigu, Hongqiao District, Tianjin.

Party C:
Sino-Global Shipping Agency Ltd., a limited liability company duly established and valid existing under the PRC laws, with its registered address at Building 9 Rm.1208, Wangjingbeilu, Chaoyang District, Beijing.

WHEREAS, Party B-1 and Party B-2 collectively hold a 100% equity interest in Party C (collectively, the “Equity Interest”);

WHEREAS, Party C and Trans Pacific Shipping Ltd., a foreign invested company wholly-owned by Party A (“WFOE”), have entered into exclusive consulting, service and other agreements.

NOW THEREFORE, through mutual negotiations, the Parties hereto agree as follows:

ARTICLE I

TRANSFER OF EQUITY INTEREST

(a) Grant of Purchase Right

Each of Party B-1 and Party B-2 hereby irrevocably grants Party A the exclusive right to purchase or designate one or more persons (the “Specified Person”) to purchase all or any portion of the Equity Interest from Party B-1 and Party B-2, subject to compliance with legal restriction under applicable PRC laws (the “Purchase Right”). Neither Party B-1 nor Party B-2 shall sell all or any portion of the Equity Interest to any party other than Party A and/or the Specified Person. Party C hereby acknowledges that Party B-1 and Party B-2 may grant the Purchase Right to Party A. As used in this Agreement, the term “person” refers to an individual, corporation, joint enterprise, partnership, enterprise, trust or non-corporation organization.

(b) Steps for Exercise of the Purchase Right

Compliance with PRC laws and regulations are conditions precedent to exercise of the Purchase Right by Party A. To the extent Party A wishes to exercise the Purchase Right, it shall issue a written notice (the “Purchase Notice”) to Party B-1 and Party B-2, which such Purchase Notice shall state: (A) that Party A intends to exercise the Purchase Right; (B) the percentage of the equity interest to be purchased therewith; and (C) the effective date or transfer date.

(c) Consideration of the Equity Interest

The transfer fee (“Transfer Fee”) payable by Party A shall be negotiated by and between Party A, Party B-1 and Party B-2 through negotiation according to the evaluation of the equity interest by a qualified investment banking firm, and such amount shall be the lowest price allowable by PRC law and regulations.

(d) Transfer of the Equity Interest

Each time Party A exercises the Purchase Right:

(i) Party B-1 and Party B-2 shall ensure that (A) Party C timely convenes a shareholders’ meeting and (B) the shareholders of Party C shall pass resolutions providing that Party B-1 and Party B-2 may transfer the Equity Interest to Party A or the Specified Person.

(ii) Each of Party B-1 and Party B-2 shall enter into equity transfer contract relating to the Equity Interest pursuant to this Agreement and the Purchase Notice (an “Equity Transfer Contract”).

(iii) The Parties shall execute all other necessary agreements or documents, obtain all necessary government approvals and consents, and take all necessary actions to (A) legally transfer the ownership of the Equity Interest to Party A or the Specified Person and (B) ensure that Party A or the Specified Person will be the registered owner of the Equity Interest. The Equity Interest shall be free from any security interest. For the purpose of this Agreement, the term “security interest” shall include any guarantee, mortgage, third party right or interest, purchase right, preemption right, offset right, ownership withholding right or other security arrangement. A security interest shall not include any security interest incurred pursuant to this Agreement or the Equity Interest Pledge Agreement. The term “Equity Interest Pledge Agreement” shall refer to the agreement entered into by and between Party B-1, Party B-2 and WFOE effective as of November 14, 2007. Pursuant to the Equity Interest Pledge Agreement, Party B-1 and Party B-2 pledged the Equity Interest to WFOE as security payment of fees pursuant to the Exclusive Technical Consulting and Service Agreement which is entered into by and between Party C and WFOE effective as of November 14, 2007 (the “Service Agreement”).

(e) Payment for the Equity Interest

Party A shall pay the Transfer Fee to Party B-1 and Party B-2 in accordance with the provision of Article 1(c).

ARTICLE II

COVENANTS RELATING TO THE EQUITY INTEREST

(a) Covenants of Party C

(i) Without the written consent of Party A or WFOE, Party C will not supplement, amend or modify any provisions of the constitutional documents of Party C, and will not increase or reduce its registered capital or change to equity structure in any way.

(ii) Party C shall remain in good standing, and prudently and efficiently operate its business and corporate affairs in accordance with commercial standards and practice.

(iii) Without the prior written consent of Party A or WFOE, Party C shall not sell, transfer, mortgage or dispose of any of its assets, business or beneficial rights, or allow the creation of any security interest upon its assets.

(iv) Without the prior written consent of Party A or WFOE, Party C shall not incur or guaranty any debt, or permit the existence of any debt, other than (A) debt that is incurred during the course of normal business operations (excluding business loans) and (B) debt that has been previously disclosed to Party A and to which Party A has provided prior written consent.

(v) Party C shall operate in the normal course of business and maintain the value of its assets, shall not take any action which adversely influences its business operations or the value of its assets.

(vi) Without the prior written consent of Party A or WFOE, Party C shall not enter into any material agreement except in the normal course of business. (For the purpose of this subsection, an agreement representing an amount in excess of RMB100,000 shall be deemed as a material agreement).

(vii) Without the prior written consent of Party A or WFOE, Party C shall not provide any loans or credit to any third party.

(viii) At the request of Party A, Party C shall provide Party A with any and all materials relating to the business operation and financial status of Party C.

(ix) Party C shall purchase business insurance from an insurance company acceptable to Party A and shall maintain such insurance. The amount and kind of such insurance shall be similar to insurance carried by other companies which operate similar businesses and possess similar assets.

(x) Without the prior written consent of Party A or WFOE, Party C shall not merge with, make an investment in, combine with or purchase the equity or substantially all the assets of any other entity.

(xi) Party C shall inform Party A of actual or threatened litigation, arbitration, or administrative procedures relating to the assets, business and beneficial rights of Party C.

(xii) Party C shall execute all necessary or proper documents, take all necessary or proper actions, substitute all necessary or proper claims, and make all necessary or proper answer to all compensation claims.

(xiii) Without the prior written consent of Party A, Party C shall not grant any dividend to its shareholders.

(b) Covenants of Party B-1 and Party B-2

(i) Without the prior written consent of Party A or WFOE, neither Party B-1 nor Party B-2 shall sell, transfer, mortgage or dispose of any rights or interest relating to the Equity Interest, or allow any creation of other security interest on the Equity Interest (excluding the security interest under this Agreement and the Equity Interest Pledge Agreement).

(ii) Without the prior written consent of Party A or WFOE, each of Party B-1 and Party B-2 shall use his best efforts to prevent the shareholders of Party C from adopting resolutions relating to the sale, transfer, mortgage, disposal of any rights or interests relating to the Equity Interest, or allowing any creation of other security interest on the Equity Interest (excluding the security interest under this Agreement and the Equity Interest Pledge Agreement).

(iii) Without the prior written consent from Party A or WFOE, each of Party B-1 and Party B-2 shall use his best efforts to prevent the other shareholders of Party C, if any, from approving resolutions relating to (A) Party C’s merger with, combination with or purchase of any person or (B) Party C’s investment in any person.

(iv) Each of Party B-1 and Party B-2 shall inform Party A of any actual or threatened litigation, arbitration, or administrative procedure.

(v) Each of Party B-1 and Party B-2 shall take all reasonable efforts to ensure that the other shareholders of Party C, if any, approve the transfer of the Equity Interest as set out in this Agreement.

(vi) In order to keep the ownership of the Equity Interest, each of Party B-1 and Party B-2 shall execute all necessary or proper documents, take all necessary or proper actions, substitute all necessary or proper claims, and make all necessary or proper responses to all compensation claims.

(vii) Upon the request of Party A from time to time, each of Party B-1 and Party B-2 shall immediately transfer the Equity Interest to Party A or the Specified Person pursuant to the terms of this Agreement.

(viii) Each of Party B-1 and Party B-2 shall strictly comply with this Agreement and any other agreements which may be entered into by and among Party B-1, Party B-2, Party C, Party A and WFOE collectively or separately, and shall perform his obligations under this Agreement, and shall not make any actions which shall affect the validity and enforceability of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

(a) Each of Party B-1, Party B-2 and Party C, severally and not jointly, make the following representations on the date of this Agreement and the date of each of Equity Transfer Contract:

(i) Such party has the power to enter into and deliver this Agreement and/or the Equity Transfer Contract which will be executed by it for each transfer of the Equity Interest, and such Party has the power and capacity to perform its obligations under this Agreement and/or the Equity Transfer Contract. Upon the execution of this Agreement and/or the Equity Transfer Contract, such documents shall constitute valid and legally binding documents and may be enforceable in accordance therewith.

(ii) Neither the execution and delivery of this Agreement or any Equity Transfer Contract, nor performance of the obligations under this Agreement or any Equity Transfer Contract will: (A) violate applicable law; (B) conflict with such Party’s Articles of Association or other organizational documents; (C) breach any contract or document which such Party is a party or which is binding upon such Party; (D) violate any acquired permit, approval or any valid qualification; or (E) result in the termination or revocation or additional conditions to the acquired permit or approval.

(iii) Party C has no outstanding debt except for (A) debts, which were incurred in the normal business operations; and (B) debt that has been previously disclosed to Party A and to which Party A has provided written consent.

(iv) Party C is in compliance with all applicable laws and regulations.

(v) There is no actual, pending or potential litigation, arbitration, or administrative procedures relating to the Equity Interest, the assets of Party C or any other matters of Party C.

(b) Each of Party B-1 and Party B-2, severally and not jointly, make the following representation on the dates of this Agreement and on the date of each Equity Transfer Contract:

Each of Party B-1 and Party B-2 maintains full and transferable ownership on all of its assets and facilities. Except for the pledge incurred by this Agreement and the pledge of the Equity Interest incurred by the Equity Interests Pledge Agreement, there is no other pledge and/or mortgage on the Equity Interest.

ARTICLE IV

EFFECTIVE DATE

(a) This Agreement shall be executed and come into effect as of the date first set forth above. This Agreement shall expire on the date that is twenty-five (25) years following the date hereof unless earlier terminated as set forth in this Agreement or upon mutual agreement of the Parties hereto.

(b) This Agreement may be extended prior to termination for one or more twenty-five (25) year terms upon written notice by Party A, provided such extension is permitted by law and subject to the approval of the registration administration for the extension of Party C’s business duration. The parties will cooperate to renew this Agreement if such renewal is legally permitted at the time.

ARTICLE V

GOVERNING LAW AND DISPUTE SETTLEMENT

(a) Governing Law

This Agreement shall be governed by and interpreted according to the laws of the PRC.

(b) Dispute Settlement

The Parties shall negotiate in good faith to settle any dispute relating to the interpretation or implementation of this Agreement. To the extent such dispute cannot be settled within thirty (30) days from the first date a Party issues written notice requesting settlement of dispute through negotiation, each Party may submit the dispute to the China International Economic and Trade Arbitration Committee for arbitration according to the requisite arbitration rules. The arbitration shall be held in Beijing. The arbitration proceedings shall be conducted in Chinese. The arbitration award is final and binding on each party.

ARTICLE VI

TAX AND EXPENSES

Each Party shall bear any and all of its own tax, costs and expenses relating to preparing for and executing this Agreement and each Equity Transfer Contract.

ARTICLE VII

NOTICE

Any notice or other communication under this Agreement shall be in Chinese and be sent to the address listed below or other address as may be designated from time to time by hand delivery or mail or facsimile. Any notice required or given hereunder shall be deemed to have been served: (a) on the same date if sent by hand delivery; (b) on the tenth day if sent by air-mail, (c) on the fourth day if sent by the professional hand delivery which is acknowledged worldwide; and (d) the receipt date displayed on the transmission confirmation notice if sent by facsimile.

Party A:	Sino-Global Shipping America, Ltd.
36-09 Main Street, Suite 9C-2, Flushing, New York, 11354, USA.

Party B-1:	CAO Lei
Room 5-A-602, Fangchengyuanyiqu, Fengtai District, Beijing.

Party B-2:	ZHANG Mingwei
Room 21-304,707 Suo, Third Avenue, Dingzigu, Hongqiao District, Tianjin.

Party C:	Sino-Global Shipping Agency Ltd.
Building 9 Rm.1208, Wangjingbeilu, Chaoyang District, Beijing.

ARTICLE VIII

CONFIDENTIALITY

The Parties acknowledge and confirm that any oral or written information relating to this Agreement communicated among the Parties shall be deemed to be confidential information (“Confidential Information”). The Parties shall keep such Confidential Information confidential and shall not disclose it to any third party without written consent from the other Party. The provisions of this Section 8 shall not apply in the following situations: (a) such information is publicly available or will become publicly available (it is not disclosed by the Party receiving such Confidential Information); (b) such information is disclosed in accordance with applicable laws or regulations; or (c) a Party discloses Confidential Information to its attorney or financial advisor so long as such attorney or legal advisor needs to access such information and agrees to keep such information confidential. The disclosure by an employee or agent of a Party shall be deemed to be disclosed by the Party itself, and the Party shall undertake liability therefor. The Parties agree that the provisions of this Article shall survive notwithstanding the termination of this Agreement.

ARTICLE IX

FURTHER ASSURANCE

The Parties agree that they will execute any and all necessary documents required for the purpose of performing or objective of this Agreement. The Parties will take all necessary actions for the purpose of performing or objective of this Agreement or take actions which are benefit for the purpose of this Agreement.

ARTICLE X

MISCELLANEOUS

(a) Amendment and supplementation

Any revision to, amendment of or supplement to this Agreement must be in writing and be executed by each Party hereto.

(b) Compliance with laws and regulations

The Parties shall comply with all applicable laws and regulations which have been formally issued.

(c) Entire agreement

Unless it is otherwise revised, amended or supplemented, this Agreement and its appendices constitute the entire agreement among the Parties as to the subject matter, and supersede any prior oral or written negotiations, statements or agreement among the parties relating thereto.

(d) Headings

Headings in this Agreement are only used for reading convenience, and shall not be used to interpret, explain or otherwise influence the meaning of the provisions of this Agreement.

(e) Language

This Agreement is made in Chinese and English in three originals. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

(f) Severability

If any of the terms of this Agreement is declared invalid, illegal or unenforceable in accordance with any applicable laws or regulations, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected. The Parties hereto agree to negotiate to restructure such invalid, illegal or unenforceable terms so as to maintain economic impact.

(g) Successor

This Agreement shall bind the permitted transferee or successor of each Party and shall be interpreted for its benefit.

(h) Continue to be effective

(i) Any duties occurred in relation to the Agreement prior to termination or expiration shall continue to be effective after expiration or termination of the Agreement.

(ii) The provisions of Articles 5, 7, 8 and 10(h) shall survive the termination of this Agreement.

(i) Waiver

Each Party may waive the terms and conditions under this Agreement in writing. Such waiver must be duly signed. Any waiver relating to the breach of the other Party in certain circumstance shall not be deemed as that a waiver for the similar breach as in other circumstances.

[Remainder of Page Left Intentionally Blank - Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Party A: Sino-Global Shipping America, Ltd.

(seal)	/s/ Cao Lei
Legal Representative
	Date:	November 14, 2007

Party B-1: CAO Lei

/s/ Cao Lei
CAO Lei
	Date:	November 14, 2007

Party B-2: ZHANG Mingwei

/s/ Zhang Mingwei
ZHANG Mingwei
	Date:	November 14, 2007

Party Cw: Sino-Global Shipping Agency Ltd.

(seal)	/s/ Cao Lei
Legal Representative
	Date:	November 14, 2007

Appendix

Announcement Letter

Sino-Global Shipping Agency Ltd. (“Sino-Global”) is a limited liability company established on June 6, 2001. I, as the shareholder of Sino-Global, hold 96.74% equity interest of Sino-Global. I, together with the other shareholder, ZHANG Mingwei, hold 100% equity interest of Sino-Global. I hereby irrevocably waive any pre-emptive right I may have upon the other 3.26% equity interest held by ZHANG Mingwei, and will not encumber the transfer of the equity interest you proposed.

This Announcement Letter is effective from the date of signature.

/s/ Cao Lei
CAO Lei

Effective Date: November 14, 2007

Announcement Letter

Sino-Global Shipping Agency Ltd. (“Sino-Global”) is a limited liability company established on June 6, 2001. I, as the shareholder of Sino-Global, hold 3.26% equity interest of Sino-Global. I, together with the other shareholder, CAO Lei, hold 100% equity interest of Sino-Global. I hereby irrevocably waive any pre-emptive right I may have upon the other 96.74% equity interest held by CAO Lei, and will not encumber the transfer of the equity interest you proposed.

This Announcement Letter is effective from the date of signature.

/s/ Zhang Mingwei
ZHANG Mingwei

Effective Date: November 14, 2007